Modivcare Reports Second Quarter 2024
Financial Results; Adjusts 2024 Guidance

Denver, CO – August 7, 2024 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving health outcomes, today reported financial results for the three and six months ended June 30, 2024.

Second Quarter 2024 Summary:
•Service revenue of $698.3 million, remaining consistent with the second quarter of 2023
•Net loss of $128.9 million or negative $9.07 per diluted common share
•Adjusted EBITDA(1) of $45.4 million, adjusted net loss(1) of $0.4 million and adjusted EPS(1) of negative $0.03 per diluted common share
•Cash used in operating activities during the quarter of $55.3 million and free cash flow(2) of negative $62.0 million
•Contract receivables, net of contract payables, of $79.0 million as of June 30, 2024
•Won $97.8 million of NEMT total contract value (TCV) during second quarter 2024 ($32.6 million annual contract value (ACV)), with implementation beginning in the third quarter of 2024

(1) Non-GAAP financial measure reconciliations and other related information about non-GAAP financial measures provided below.
(2) Free cash flow, a non-GAAP financial measure, is calculated by us as cash flow from operations less our capital expenditures during the period of $6.7 million that is included in our purchase of property and equipment line in our Unaudited Condensed Consolidated Statements of Cash Flows provided below.

“Second quarter adjusted EBITDA of $45 million was driven by strong performance within our NEMT segment due to new business wins, upward repricing, and platform automation,” stated L. Heath Sampson, President and CEO. “We lowered our 2024 Adjusted EBITDA guidance range, primarily due to our personal care services transformation, which provides a solid foundation for growth, but it has also increased our cost structure and moderated growth in the first half of 2024. As previously disclosed, while our NEMT shared risk contract structure protects our margins and cash flow, it has also lengthened settlement cycles, leading to increased working capital needs as Medicaid redetermination and healthcare utilization normalize. As such, net cash flow from operating activities was a use of $55 million in the second quarter, with expectations for working capital to normalize in the second half of 2024. I am proud of how our team has transformed this company, especially in NEMT, where we have developed the most scaled and innovative platform. Our personal care and remote patient monitoring segments have also made significant progress, further positioning us to leverage our extensive footprints with recurring revenue and growing markets.”

Sampson continued, “Lastly, we successfully refinanced our 2025 senior unsecured notes with a new Term Loan B, removing a near-term overhang and tightening our capital structure. Our top priority is to de-lever our balance sheet while executing our transformation strategy, optimizing our business operations, and exploring other opportunities. We have built a company that provides multiple avenues to enhance shareholder value."

2024 Guidance

We maintained our revenue guidance range and lowered our adjusted EBITDA guidance range as follows ($ in millions):

Fiscal Year 2024
	Updated	Previous
Revenue	Unchanged	$2,700 - $2,900
Adjusted EBITDA	$185 - $195	$190 - $210

Guidance excludes the effects of any future merger or acquisition activity and is based on the current operating environment.

Second Quarter 2024 Results

For the second quarter of 2024, the Company reported $698.3 million in revenue, which was consistent with the $699.1 million in revenue reported in the second quarter of 2023. NEMT segment revenue decreased by $6.3 million or 1.3%, PCS segment revenue grew by $6.3 million or 3.5%, and RPM segment revenue decreased by $0.2 million or 1.0%, as compared to the second quarter of 2023.

Our operating loss was $98.9 million, or 14.2% of revenue, in the second quarter of 2024, compared to an operating loss of $175.8 million, or 25.1% of revenue, in the second quarter of 2023. Net loss in the second quarter of 2024 was $128.9 million, or negative $9.07 per diluted common share, compared to net loss of $190.9 million, or negative $13.47 per diluted common share in the second quarter of 2023. Both the operating loss and the net loss for the second quarters of 2023 and 2024 are primarily attributable to the non-cash goodwill impairment charges of $183.1 million and $105.3 million, respectively.

Adjusted EBITDA was $45.4 million, or 6.5% of revenue, in the second quarter of 2024, compared to $52.4 million, or 7.5% of revenue, in the second quarter of 2023. The change in adjusted EBITDA was primarily a result of a decrease in adjusted EBITDA at the PCS, RPM, and Corporate and Other segments that was greater than the increase in adjusted EBITDA at the NEMT segment. Accordingly, adjusted net loss in the second quarter of 2024 was $0.4 million, or negative $0.03 per diluted common share, compared to adjusted net income of $20.8 million, or $1.47 per diluted common share, in the second quarter of 2023.

Cash used in operations during the quarter was $55.3 million as compared to $108.2 million of cash used in operations during the second quarter of 2023. Changes in operating assets and liabilities during the quarter include an increase in contract receivables of $11.6 million, net, and a decrease in contract payables of $41.5 million, net. Net cash used in investing activities during the quarter was $6.7 million, primarily due to capitalized investments in technology and purchases of monitoring devices. Net cash provided by financing activities during the quarter was $62.2 million, which resulted in a quarter ended balance on our revolving credit facility of $183.0 million.

During the second quarter, a goodwill impairment of $105.3 million was recognized at our RPM segment, as the Company performed its annual goodwill impairment assessment and determined that based on its qualitative assessment for each reporting unit, factors existed which required the Company to perform a quantitative assessment to test its goodwill for impairment. These factors included a decline in the performance of our RPM segment primarily related to lower than expected membership and revenue.

Second Quarter 2024 Earnings Conference Call

Modivcare will hold a conference call to discuss its financial results on Thursday, August 8, 2024 at 8:30 a.m. ET. To access the call, please dial:

US toll-free: 1 (888) 645-4404
International: 1 (862) 298-0702

You may also access the conference call via webcast at investors.modivcare.com, where the call will also be archived.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Our value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve health outcomes. Modivcare is a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and remote patient monitoring solutions (RPM). The company also holds a minority equity investment in CCHN Holdings (d/b/a Matrix Medical Network), an independent, at scale provider of comprehensive in-home health assessments in the U.S. To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), the information contained herein may include presentations for the Company and its segments (as noted and applicable) of: (1) EBITDA, Adjusted EBITDA, Adjusted G&A expense, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted EPS, all of which are non-GAAP financial measures considered by management to be performance measures; and (2) free cash flow, which is a non-GAAP financial measure considered by management to be a liquidity measure. EBITDA is defined as net income (loss) before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) stock-based compensation; (5) impairment of goodwill; and (6) equity in net (income) loss of investee, net of tax. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by service revenue, net. Adjusted Net Income (Loss) is calculated as net income (loss) before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) stock-based compensation; (5) impairment of goodwill; (6) equity in net (income) loss of investee, net of tax; (7) intangible asset amortization expense; and (8) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income (Loss) divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income (Loss). Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; and (4) stock-based compensation. Free cash flow is calculated as cash flow from operations less our applicable capital expenditures included in our purchase of property and equipment line in our Consolidated Statements of Cash Flows.

Reconciliations of the non-GAAP financial measures used herein to their most directly comparable GAAP financial measures that are not included in the discussion above are included below. We do not provide guidance for net income (loss) in this presentation on a basis consistent with GAAP or a reconciliation of forward-looking non-GAAP financial measure (Adjusted EBITDA) to its most directly comparable GAAP financial measure (net income (loss)) on a forward-looking basis because we are unable to predict items contained in the GAAP financial measure without unreasonable efforts. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. As a result, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance. Our free cash flow presentation (as applicable) reflects an additional way of viewing our liquidity that, when viewed together with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. Our use of the term free cash flow is not intended to imply, and no inference should be made, however, that any reported amounts are free to be used without restriction for discretionary expenditures, as our use of these funds may be restricted by the terms of our outstanding indebtedness, including our credit facility, and otherwise earmarked for other non-discretionary expenditures.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to their most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. The updated guidance discussed herein constitutes forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual results to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; implementation of alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors and an inability to maintain or reduce our cost of services below rates set forth by our payors; inadequacies in, or security breaches of, our information technology systems, including those intended to protect our clients’ confidential information; the effects of any public health emergency; changes in the funding, financial viability or our relationships with our payors; delays in collection, or non-collection, of our accounts receivable; any impairment of our goodwill and long-lived assets; any failure to maintain or to develop reliable, efficient and secure information technology systems; any inability to attract and retain qualified employees; any disruptions from acquisition or acquisition integration efforts; weakening of general economic conditions, including the impact of inflationary pressures, rising interest rates, labor shortages, higher labor costs and supply chain challenges; estimated income taxes being different from income taxes that we ultimately pay; pandemics and other infectious diseases; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; any failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; certificates of need laws or other regulatory and licensure obligations that may adversely affect our personal care integration efforts and expansion into new markets; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; labor disputes or disruptions, in particular in New York; becoming subject to malpractice, professional negligence, medical liability or other similar claims; our operating in the competitive remote patient monitoring industry, and failing to develop and enhance related technology applications; any failure to innovate and provide services that are useful to customers and to achieve and maintain market acceptance; our lack of sole decision-making authority with respect to our minority investment in Matrix and any failure by Matrix to achieve positive financial position and results of operations; any legal challenges to the relationships or arrangements between our virtual clinical care management services and the unaffiliated physician-owned professional corporation through which such services are provided; any failure to comply with applicable data interoperability and information blocking rules; the lapse of temporary telehealth flexibilities currently permitted under the Consolidated Appropriations Act of 2023; the cost of our compliance with laws; changes to the regulatory landscape applicable to our businesses; changes in budgetary priorities of the government entities or private insurance programs that fund our services; regulations relating to privacy and security of patient and service user information; actions for false claims or recoupment of funds; civil penalties or loss of business for failing to comply with bribery, corruption and other regulations governing business with public organizations; increasing scrutiny and changing expectations with respect to environmental, social and governance matters; changes to, or violations of, licensing regulations, including regulations governing surveys and audits; our contracts being subject to audit and modification by the payors with whom we contract; a loss of Medicaid coverage by a significant number of Medicaid beneficiaries following the expiration of the COVID-19 public health emergency under the Families First Coronavirus Response Act (2020); our existing debt agreements containing restrictions, financial covenants and cross-default provisions that limit our flexibility in operating our business; our substantial indebtedness and lease obligations and ability to generate or distribute sufficient cash to service our indebtedness; the expiration of our existing credit agreement or any loss of available financing alternatives; our ability to incur substantial additional indebtedness or to issue additional equity; the results of the remediation of our identified material weaknesses in internal control over financial reporting; future sales of our common stock by existing stockholders; any stock price volatility; our dependence on our subsidiaries to fund our operations and expenses; securities analysts failing to publish research or publishing misleading or unfavorable research about us; and the effects of applicable anti-takeover provisions.

The Company has provided additional information about the foregoing and other risks facing our business in our annual report on Form 10-K and subsequent periodic and current reports filed with the Securities and Exchange Commission that could impact future performance. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kevin Ellich,
Head of Investor Relations
Kevin.Ellich@modivcare.com

--financial tables to follow--

Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Service revenue, net	$698,299	$699,107	$1,382,750	$1,361,413
Grant income	—	2,634	—	4,098

Operating expenses:
Service expense	588,100	589,255	1,171,666	1,139,521
General and administrative expense	76,065	79,240	153,242	158,953
Depreciation and amortization	27,752	25,909	54,855	51,602
Impairment of goodwill	105,302	183,100	105,302	183,100
Total operating expenses	797,219	877,504	1,485,065	1,533,176

Operating loss	(98,920)	(175,763)	(102,315)	(167,665)

Interest expense, net	19,950	16,967	38,636	32,925
Loss before income taxes and equity method investment	(118,870)	(192,730)	(140,951)	(200,590)
Income tax (provision) benefit	(9,558)	830	(9,015)	2,703
Equity in net income (loss) of investee, net of tax	(456)	956	(1,218)	2,981
Net loss	$(128,884)	$(190,944)	$(151,184)	$(194,906)

Loss per common share:
Basic	$(9.07)	$(13.47)	$(10.64)	$(13.76)
Diluted	$(9.07)	$(13.47)	$(10.64)	$(13.76)

Weighted-average number of common shares outstanding:
Basic	14,216,954	14,170,617	14,209,477	14,162,776
Diluted	14,216,954	14,170,617	14,209,477	14,162,776

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$10,546	$2,217
Accounts receivable, net	229,648	222,537
Contract receivables	159,345	143,960
Other current assets(1)	57,160	36,209
Total current assets	456,699	404,923
Property and equipment, net	84,949	85,629
Long-term contract receivables	6,512	—
Goodwill	680,252	785,554
Intangible assets, net	321,313	360,935
Equity investment	39,340	41,531
Operating lease right-of-use assets	38,656	39,776
Other long-term assets	48,421	48,927
Total assets	$1,676,142	$1,767,275

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$62,006	$55,241
Accrued contract payables	86,894	117,488
Accrued expenses and other current liabilities	120,469	127,901
Accrued transportation costs	107,773	97,245
Current portion of operating lease liabilities	8,474	8,727
Short-term borrowings	183,000	113,800
Total current liabilities	568,616	520,402
Long-term debt, net of deferred financing costs	986,057	983,757
Operating lease liabilities, less current portion	33,105	33,784
Other long-term liabilities(2)	78,849	73,137
Total liabilities	1,666,627	1,611,080

Stockholders' equity
Stockholders' equity	9,515	156,195
Total liabilities and stockholders' equity	$1,676,142	$1,767,275

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operating activities
Net loss	$(128,884)	$(190,944)	$(151,184)	$(194,906)
Depreciation and amortization	27,752	25,909	54,855	51,602
Stock-based compensation	2,252	1,162	4,262	2,286
Equity in net (income) loss of investee	634	(1,327)	1,690	(4,137)
Deferred income taxes	9,365	(6,640)	5,587	(10,264)
Impairment of goodwill	105,302	183,100	105,302	183,100
Reduction of right-of-use asset	1,972	3,404	4,919	6,951
Other non-cash items(1)	1,451	1,298	2,858	2,576
Changes in operating assets and liabilities:
Contract receivables	(24,666)	(21,738)	(15,386)	(48,631)
Contract payables	(41,504)	(78,526)	(30,594)	(85,193)
Long-term contract receivables	13,086	4,324	(6,512)	427
Other changes in operating assets and liabilities(2)	(22,046)	(28,241)	(21,523)	(14,685)
Net cash used in operating activities	(55,286)	(108,219)	(45,726)	(110,874)

Investing activities
Purchase of property and equipment	(6,697)	(8,945)	(14,553)	(22,265)
Net cash used in investing activities	(6,697)	(8,945)	(14,553)	(22,265)

Financing activities
Net proceeds from short-term borrowings	62,000	111,500	69,200	126,500
Payments of debt issuance costs	(107)	(376)	(863)	(376)
Restricted stock surrendered for employee tax payment	(92)	(220)	(156)	(840)
Other financing activities	398	346	398	346
Net cash provided by financing activities	62,199	111,250	68,579	125,630

Net change in cash, cash equivalents and restricted cash	216	(5,914)	8,300	(7,509)
Cash, cash equivalents and restricted cash at beginning of period	10,866	13,380	2,782	14,975
Cash, cash equivalents and restricted cash at end of period	$11,082	$7,466	$11,082	$7,466

(1) Includes amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, accounts payable and accrued expenses, accrued transportation costs, other changes in operating assets and liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended June 30, 2024
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$490,677	$186,610	$19,025	$1,987	$698,299

Operating expenses:
Service expense	427,956	149,866	8,175	2,103	588,100
General and administrative expense	33,123	23,897	6,008	13,037	76,065
Depreciation and amortization	7,598	12,793	7,087	274	27,752
Impairment of goodwill	—	—	105,302	—	105,302
Total operating expenses	468,677	186,556	126,572	15,414	797,219

Operating income (loss)	22,000	54	(107,547)	(13,427)	(98,920)

Interest expense, net	—	—	—	19,950	19,950
Income (loss) before income taxes and equity method investment	22,000	54	(107,547)	(33,377)	(118,870)
Income tax benefit (provision)	(5,748)	67	666	(4,543)	(9,558)
Equity in net income (loss) of investee, net of tax	146	—	—	(602)	(456)
Net income (loss)	16,398	121	(106,881)	(38,522)	(128,884)

Interest expense, net	—	—	—	19,950	19,950
Income tax provision (benefit)	5,748	(67)	(666)	4,543	9,558
Depreciation and amortization	7,598	12,793	7,087	274	27,752
EBITDA	29,744	12,847	(100,460)	(13,755)	(71,624)

Restructuring and related costs(1)	5,704	1,179	1,189	(91)	7,981
Transaction and integration costs	—	431	100	29	560
Settlement related costs	—	805	—	—	805
Stock-based compensation	—	—	—	1,969	1,969
Impairment of goodwill	—	—	105,302	—	105,302
Equity in net (income) loss of investee, net of tax	(146)	—	—	602	456

Adjusted EBITDA	$35,302	$15,262	$6,131	$(11,246)	$45,449

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended June 30, 2023
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$496,975	$180,325	$19,211	$2,596	$699,107
Grant income	—	2,634	—	—	2,634

Operating expenses:
Service expense	441,897	138,468	6,705	2,185	589,255
General and administrative expense	28,337	20,565	5,327	25,011	79,240
Depreciation and amortization	6,739	12,872	6,059	239	25,909
Impairment of goodwill	—	137,331	45,769	—	183,100
Total operating expenses	476,973	309,236	63,860	27,435	877,504

Operating income (loss)	20,002	(126,277)	(44,649)	(24,839)	(175,763)

Interest expense, net	—	—	—	16,967	16,967
Income (loss) before income taxes and equity method investment	20,002	(126,277)	(44,649)	(41,806)	(192,730)
Income tax benefit (provision)	(5,402)	(3,095)	(316)	9,643	830
Equity in net income of investee, net of tax	189	—	—	767	956
Net income (loss)	14,789	(129,372)	(44,965)	(31,396)	(190,944)

Interest expense, net	—	—	—	16,967	16,967
Income tax provision (benefit)	5,402	3,095	316	(9,643)	(830)
Depreciation and amortization	6,739	12,872	6,059	239	25,909
EBITDA	26,930	(113,405)	(38,590)	(23,833)	(148,898)

Restructuring and related costs(1)	2,055	—	—	8,055	10,110
Transaction and integration costs(2)	—	173	16	665	854
Settlement related costs	—	—	—	7,209	7,209
Stock-based compensation	—	—	—	947	947
Impairment of goodwill	—	137,331	45,769	—	183,100
Equity in net income of investee, net of tax	(189)	—	—	(767)	(956)

Adjusted EBITDA	$28,796	$24,099	$7,195	$(7,724)	$52,366

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Six months ended June 30, 2024
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$969,983	$370,178	$39,127	$3,462	$1,382,750

Operating expenses:
Service expense	851,613	299,304	16,538	4,211	1,171,666
General and administrative expense	64,943	48,329	11,448	28,522	153,242
Depreciation and amortization	14,957	25,588	13,761	549	54,855
Impairment of goodwill	—	—	105,302	—	105,302
Total operating expenses	931,513	373,221	147,049	33,282	1,485,065

Operating income (loss)	38,470	(3,043)	(107,922)	(29,820)	(102,315)

Interest expense, net	—	—	—	38,636	38,636
Income (loss) before income taxes and equity method investment	38,470	(3,043)	(107,922)	(68,456)	(140,951)
Income tax (provision) benefit	(10,022)	890	733	(616)	(9,015)
Equity in net income (loss) of investee, net of tax	118	—	—	(1,336)	(1,218)
Net income (loss)	28,566	(2,153)	(107,189)	(70,408)	(151,184)

Interest expense, net	—	—	—	38,636	38,636
Income tax provision (benefit)	10,022	(890)	(733)	616	9,015
Depreciation and amortization	14,957	25,588	13,761	549	54,855
EBITDA	53,545	22,545	(94,161)	(30,607)	(48,678)

Restructuring and related costs(1)	8,943	1,306	1,199	1,638	13,086
Transaction and integration costs	52	1,877	100	74	2,103
Settlement related costs	—	805	—	—	805
Stock-based compensation	—	—	—	3,750	3,750
Impairment of goodwill	—	—	105,302	—	105,302
Equity in net (income) loss of investee, net of tax	(118)	—	—	1,336	1,218

Adjusted EBITDA	$62,422	$26,533	$12,440	$(23,809)	$77,586

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Six months ended June 30, 2023
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$966,438	$354,456	$37,923	$2,596	$1,361,413
Grant income	—	4,098	—	—	4,098

Operating expenses:
Service expense	849,583	274,558	13,195	2,185	1,139,521
General and administrative expense	62,212	43,228	11,096	42,417	158,953
Depreciation and amortization	13,505	25,740	11,913	444	51,602
Impairment of goodwill	—	137,331	45,769	—	183,100
Total operating expenses	925,300	480,857	81,973	45,046	1,533,176

Operating income (loss)	41,138	(122,303)	(44,050)	(42,450)	(167,665)

Interest expense, net	—	—	—	32,925	32,925
Income (loss) before income taxes and equity method investment	41,138	(122,303)	(44,050)	(75,375)	(200,590)
Income tax (provision) benefit	(11,020)	(4,244)	(486)	18,453	2,703
Equity in net income of investee, net of tax	842	—	—	2,139	2,981
Net income (loss)	30,960	(126,547)	(44,536)	(54,783)	(194,906)

Interest expense, net	—	—	—	32,925	32,925
Income tax provision (benefit)	11,020	4,244	486	(18,453)	(2,703)
Depreciation and amortization	13,505	25,740	11,913	444	51,602
EBITDA	55,485	(96,563)	(32,137)	(39,867)	(113,082)

Restructuring and related costs(1)	9,154	—	—	15,401	24,555
Transaction and integration costs(2)	—	450	48	1,229	1,727
Settlement related costs	275	—	—	7,209	7,484
Stock-based compensation	—	—	—	1,795	1,795
Impairment of goodwill	—	137,331	45,769	—	183,100
Equity in net income of investee, net of tax	(842)	—	—	(2,139)	(2,981)

Adjusted EBITDA	$64,072	$41,218	$13,680	$(16,372)	$102,598

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Common Share
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Net loss	$(128,884)	$(190,944)	$(151,184)	$(194,906)

Restructuring and related costs(1)	7,981	10,110	13,086	24,555
Transaction and integration costs(2)	560	854	2,103	1,727
Settlement related costs	805	7,209	805	7,484
Stock-based compensation	1,969	947	3,750	1,795
Impairment of goodwill	105,302	183,100	105,302	183,100
Equity in net (income) loss of investee, net of tax	456	(956)	1,218	(2,981)
Intangible asset amortization expense	19,765	19,808	39,544	39,709
Tax effected impact of adjustments	(8,328)	(9,352)	(15,901)	(19,506)

Adjusted net income (loss)	$(374)	$20,776	$(1,277)	$40,977

Adjusted earnings (loss) per share	$(0.03)	$1.47	$(0.09)	$2.89

Diluted weighted-average number of common shares outstanding	14,216,954	14,173,854	14,209,477	14,178,375

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to SOX implementation and business integration efforts.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Six months ended			Three months ended
	June 30, 2024	June 30, 2023	% Change	June 30, 2024	June 30, 2023	% Change	March 31, 2024	QoQ % Change

NEMT Segment

Service revenue, net	$490,677	$496,975	(1.3)%	$969,983	$966,438	0.4%	$479,306	2.4%
Purchased services expense	372,579	377,192	(1.2)%	735,479	721,612	1.9%	362,900	2.7%
Payroll and other expense	55,377	64,705	(14.4)%	116,134	127,971	(9.2)%	60,757	(8.9)%
Service expense	$427,956	$441,897	(3.2)%	$851,613	$849,583	0.2%	$423,657	1.0%

Gross profit	$62,721	$55,078	13.9%	$118,370	$116,855	1.3%	$55,649	12.7%
Gross margin	12.8%	11.1%		12.2%	12.1%		11.6%

G&A expense	$33,123	$28,337	16.9%	$64,943	$62,212	4.4%	$31,820	4.1%
G&A expense adjustments:
Restructuring and related costs	5,704	2,055	177.6%	8,943	9,154	(2.3)%	3,239	76.1%
Transaction and integration costs	—	—	N/M	52	—	N/M	52	(100.0)%
Settlement related costs	—	—	N/M	—	275	(100.0)%	—	N/M
Adjusted G&A expense	$27,419	$26,282	4.3%	$55,948	$52,783	6.0%	$28,529	(3.9)%
Adjusted G&A expense % of revenue	5.6%	5.3%		5.8%	5.5%		6.0%

Net income	$16,398	$14,789	10.9%	$28,566	$30,960	(7.7)%	$12,168	34.8%
Net income margin	3.3%	3.0%		2.9%	3.2%		2.5%

Adjusted EBITDA	$35,302	$28,796	22.6%	$62,422	$64,072	(2.6)%	$27,120	30.2%
Adjusted EBITDA margin	7.2%	5.8%		6.4%	6.6%		5.7%

Total paid trips (thousands)	9,031	8,735	3.4%	17,839	16,937	5.3%	8,808	2.5%
Average monthly members (thousands)	29,703	34,312	(13.4)%	29,387	34,008	(13.6)%	29,071	2.2%

Revenue per member per month	$5.51	$4.83	14.1%	$5.50	$4.74	16.0%	$5.50	0.2%
Revenue per trip	$54.33	$56.89	(4.5)%	$54.37	$57.06	(4.7)%	$54.42	(0.2)%
Monthly utilization	10.1%	8.5%		10.1%	8.3%		10.1%

Purchased services per trip	$41.26	$43.18	(4.4)%	$41.23	$42.61	(3.2)%	$41.20	0.1%
Payroll and other per trip	$6.13	$7.41	(17.3)%	$6.51	$7.56	(13.9)%	$6.90	(11.2)%
Total service expense per trip	$47.39	$50.59	(6.3)%	$47.74	$50.17	(4.8)%	$48.10	(1.5)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.
--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Six months ended			Three months ended
	June 30, 2024	June 30, 2023	% Change	June 30, 2024	June 30, 2023	% Change	March 31, 2024	QoQ % Change

PCS Segment

Service revenue, net	$186,610	$180,325	3.5%	$370,178	$354,456	4.4%	$183,568	1.7%
Service expense	149,866	138,468	8.2%	299,304	274,558	9.0%	149,438	0.3%
Gross profit	$36,744	$41,857	(12.2)%	$70,874	$79,898	(11.3)%	$34,130	7.7%
Gross margin	19.7%	23.2%		19.1%	22.5%		18.6%

G&A expense	$23,897	$20,565	16.2%	$48,329	$43,228	11.8%	$24,432	(2.2)%
G&A expense adjustments
Restructuring and related costs	1,179	—	N/M	1,306	—	N/M	127	828.3%
Transaction and integration costs	431	173	149.1%	1,877	450	317.1%	1,446	(70.2)%
Settlement related costs	805	—	N/M	805	—	N/M	—	N/M
Adjusted G&A expense	$21,482	$20,392	5.3%	$44,341	$42,778	3.7%	$22,859	(6.0)%
Adjusted G&A expense % of revenue	11.5%	11.3%		12.0%	12.1%		12.5%

Net income (loss)	$121	$(129,372)	(100.1)%	$(2,153)	$(126,547)	(98.3)%	$(2,274)	(105.3)%
Net income (loss) margin	0.1%	(71.7)%		(0.6)%	(35.7)%		(1.2)%

Adjusted EBITDA	$15,262	$24,099	(36.7)%	$26,533	$41,218	(35.6)%	$11,271	35.4%
Adjusted EBITDA margin	8.2%	13.4%		7.2%	11.6%		6.1%

Total hours (thousands)	7,048	6,933	1.7%	14,013	13,757	1.9%	6,965	1.2%
Revenue per hour	$26.48	$26.01	1.8%	$26.42	$25.77	2.5%	$26.36	0.5%
Service expense per hour	$21.26	$19.97	6.5%	$21.36	$19.96	7.0%	$21.46	(0.9)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Six months ended			Three months ended
	June 30, 2024	June 30, 2023	% Change	June 30, 2024	June 30, 2023	% Change	March 31, 2024	QoQ % Change

RPM Segment

Service revenue, net	$19,025	$19,211	(1.0)%	$39,127	$37,923	3.2%	$20,102	(5.4)%
Service expense	8,175	6,705	21.9%	16,538	13,195	25.3%	8,363	(2.2)%
Gross profit	$10,850	$12,506	(13.2)%	$22,589	$24,728	(8.7)%	$11,739	(7.6)%
Gross margin	57.0%	65.1%		57.7%	65.2%		58.4%

G&A expense	$6,008	$5,327	12.8%	$11,448	$11,096	3.2%	$5,440	10.4%
G&A expense adjustments
Restructuring and related costs	1,189	—	N/M	1,199	—	N/M	10	N/M
Transaction and integration costs	100	16	525.0%	100	48	108.3%	—	N/M
Adjusted G&A expense	$4,719	$5,311	(11.1)%	$10,149	$11,048	(8.1)%	$5,430	(13.1)%
Adjusted G&A expense % of revenue	24.8%	27.6%		25.9%	29.1%		27.0%

Net loss	$(106,881)	$(44,965)	137.7%	$(107,189)	$(44,536)	140.7%	$(308)	N/M
Net loss margin	(561.8)%	(234.1)%		(274.0)%	(117.4)%		(1.5)%

Adjusted EBITDA	$6,131	$7,195	(14.8)%	$12,440	$13,680	(9.1)%	$6,309	(2.8)%
Adjusted EBITDA margin	32.2%	37.5%		31.8%	36.1%		31.4%

Average monthly members (thousands)	246	240	2.5%	248	237	4.6%	249	(1.2)%
Revenue per member per month	$25.78	$26.68	(3.4)%	$26.30	$26.67	(1.4)%	$26.91	(4.2)%
Service expense per member per month	$11.08	$9.31	19.0%	$11.11	$9.28	19.7%	$11.20	(1.1)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended			Six months ended			Three months ended
	June 30, 2024	June 30, 2023	% Change	June 30, 2024	June 30, 2023	% Change	March 31, 2024	QoQ % Change

Corporate and Other Segment

G&A expense	$13,037	$25,011	(47.9)%	$28,522	$42,417	(32.8)%	$15,485	(15.8)%
G&A expense adjustments
Restructuring and related costs	(91)	8,055	(101.1)%	1,638	15,401	(89.4)%	1,729	(105.3)%
Transaction and integration costs	29	665	(95.6)%	74	1,229	(94.0)%	45	(35.6)%
Settlement related costs	—	7,209	(100.0)%	—	7,209	(100.0)%	—	—%
Stock-based compensation	1,969	947	107.9%	3,750	1,795	108.9%	1,781	10.6%
Adjusted G&A expense	$11,130	$8,135	36.8%	$23,060	$16,783	37.4%	$11,930	(6.7)%
Adjusted G&A expense % of consolidated revenue	1.6%	1.2%		1.7%	1.2%		1.7%

	Three months ended			Six months ended			Three months ended
	June 30, 2024	June 30, 2023	% Change	June 30, 2024	June 30, 2023	% Change	March 31, 2024	QoQ % Change

Consolidated Modivcare Inc.

G&A expense	$76,065	$79,240	(4.0)%	$153,242	$158,953	(3.6)%	$77,177	(1.4)%
G&A expense adjustments
Restructuring and related costs	7,981	10,110	(21.1)%	13,086	24,555	(46.7)%	5,105	56.3%
Transaction and integration costs	560	854	(34.4)%	2,103	1,727	21.8%	1,543	(63.7)%
Settlement related costs	805	7,209	(88.8)%	805	7,484	(89.2)%	—	N/M
Stock-based compensation	1,969	947	107.9%	3,750	1,795	108.9%	1,781	10.6%
Adjusted G&A expense	$64,750	$60,120	7.7%	$133,498	$123,392	8.2%	$68,748	(5.8)%
Adjusted G&A expense % of consolidated revenue	9.3%	8.6%		9.7%	9.1%		10.0%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--end--